INTERNATIONAL EMPLOYEE – 3-Year Vesting

PERFORMANCE STOCK UNIT AGREEMENT
AGREEMENT by and between KBR, Inc., a Delaware corporation (the “Company”), and ________________ (“Employee”) made effective as of ____________________ (the “Grant Date”).
1.    Grant of Performance Stock Units.
(a)    Units. Pursuant to the KBR, Inc. 2006 Stock and Incentive Plan, as amended and restated (the “Plan”), units evidencing the right to receive __________ shares of the Company’s common stock (“Stock”), are awarded to Employee, subject to the conditions of the Plan and this Agreement (the “Performance Stock Units”).
(b)    Plan Incorporated. Employee acknowledges receipt of a copy of the Plan, and agrees that this award of Performance Stock Units shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which is incorporated herein by reference as a part of this Agreement. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan.
2.    Terms of Performance Stock Units. Employee hereby accepts the Performance Stock Units and agrees with respect thereto as follows:
(a)    Forfeiture of Performance Stock Units. In the event of termination of Employee’s employment with the Company or any employing Subsidiary of the Company for any reason other than (i) death or (ii) disability (disability being defined as being physically or mentally incapable of performing either the Employee’s usual duties as an Employee or any other duties as an Employee that the Company or employing Subsidiary reasonably makes available and such condition is likely to remain continuously and permanently, as determined by the Company or employing Subsidiary), or except as otherwise provided in the second and third sentences of subparagraph (c) of this Paragraph 2, Employee shall, for no consideration, forfeit all Performance Stock Units to the extent they are not fully vested. In addition, except as otherwise provided in the second and third sentences of subparagraph (c) of this Paragraph 2, Employee shall, for no consideration, forfeit all of the Performance Stock Units on December 31, 2018, if the Committee that administers the Plan (the “Committee”) determines, in its sole discretion, that calendar year 2018 was not a successful year for the Company. Any such determination by the Committee shall be made on or before the first anniversary of the Grant Date.
(b)    Assignment of Award. The Performance Stock Units may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of unless transferable by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined by the U.S. Internal Revenue Code (the “Code”).
(c)    Vesting Schedule. The Performance Stock Units shall vest in accordance with the following schedule provided that Employee has been continuously employed by the Company from the date of this Agreement through the applicable vesting date and such Performance Stock Units have not been forfeited pursuant to the last two sentences of subparagraph (a) of this Paragraph 2:

Vesting Date	Vested Percentage of Total Number of Performance Stock Units
1st Anniversary of Grant Date	33 ⅓%
2nd Anniversary of Grant Date	66 ⅔%
3rd Anniversary of Grant Date	100%

Notwithstanding the foregoing, unless otherwise provided in an Other Agreement pursuant to Paragraph 11, the Performance Stock Units shall become fully vested on the earliest of (i) the occurrence of Employee’s Involuntary Termination or termination for Good Reason within two years following a Corporate Change (as such terms are defined in the Plan) or (ii) the date Employee’s employment with the Company is terminated by reason of death or disability (as determined above); provided, however, that if the Performance Stock Units have been forfeited pursuant to the last two sentences of subparagraph (a) of this Paragraph 2 prior to the date of the occurrence of an event described in clause (i) or (ii) of this sentence, then the Performance Stock Units shall remain forfeited and shall not vest upon the occurrence of any such event. In the event Employee’s employment is terminated for any other reason, including retirement with the approval of (A) the Committee if Employee is a “senior executive of the Company” (as defined below) or (B) the Company’s Chief Executive Officer (the “CEO”) if Employee is not a senior executive of the Company, the Committee (or its delegate, as appropriate) or, in the event of retirement of an Employee who is not a senior executive of the Company, the CEO, as applicable, may, in the Committee’s (or such delegate’s) or the CEO’s, as applicable, sole discretion, approve the acceleration of the vesting of any or all Performance Stock Units that have not yet been forfeited and which are still outstanding and subject to restrictions, with such vesting acceleration to be effective on the date of such approval or Employee’s termination date, if later. Notwithstanding the foregoing, in no event shall the Performance Stock Units become fully vested prior to the expiration of one month from the Grant Date. “Senior executive” for purposes of this Agreement shall mean (i) the CEO and (ii) any regular, full-time employee of the Company or an affiliate who (A) is an officer of the Company required to file reports with the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, (B) is an officer of the Company who reports directly to the CEO, (C) is the Chief Accounting Officer of the Company, or (D) is the highest ranking management position (with at least a title of Director or above) with direct oversight over internal audits of the Company.

(d)    Stockholder Rights. Employee shall have no rights of a stockholder with respect to shares of Stock subject to this Award unless and until such time as the Award has been settled by the transfer of shares of Stock to Employee.
(e)    Payment for Vested Performance Stock Units. Payment for vested Performance Stock Units shall be made as soon as administratively practicable after vesting, but in no event later than thirty days after the vesting date. Settlement will be made in the form of shares of Stock equal in number to the number of Performance Stock Units with respect to which payment is being made on the applicable date; provided, however, that payment for a vested Performance Stock Unit shall be made at the time provided above solely in cash (in lieu of in the form of a share of Stock) in an amount equal to the Fair Market Value as of the vesting date of such Performance Stock Unit if there are an insufficient number of shares available for delivery under the Plan at the time of such settlement as determined by the Committee or its delegate in the Committee’s or such delegate’s sole discretion. Notwithstanding the foregoing, the Company shall not be obligated to deliver any shares of Stock if counsel to the Company determines that such sale or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Stock is listed or quoted.
(f)    Recovery of Benefits. The Company shall seek recovery of any benefits provided hereunder to Employee if such recovery is required by any clawback policy adopted by the Company, which may be amended from time to time, including, but not limited to, any clawback policy adopted to satisfy the minimum clawback requirements adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the regulations thereunder or any other applicable law.
3.    Responsibility for Taxes. Employee acknowledges that, regardless of any action taken by the Company, or if different, Employee’s employer (“Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Employee’s participation in the Plan and legally applicable to Employee (“Tax-Related Items”), is and remains Employee’s responsibility and may exceed the amount actually withheld by the Company and/or the Employer. Employee further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Stock Units, including but not limited to, the grant, vesting or settlement of the Performance Stock Units, the subsequent sale of Stock acquired pursuant to such settlement and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Performance Stock Units to reduce or eliminate the Employee’s liability for Tax-Related Items or achieve any particular tax result. Further, if Employee is subject to Tax-Related Items in more than one jurisdiction, Employee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant taxable or tax withholding event, as applicable, Employee agrees to pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Employee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following:
(a)    withholding from Employee’s wages or other cash compensation paid to Employee by the Company and/or the Employer; or
(b)    withholding from proceeds of the sale of shares of Stock acquired upon settlement of the Performance Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on Employee’s behalf pursuant to this authorization without further consent); or
(c)    withholding in shares of Stock to be issued upon settlement of the Performance Stock Units.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case Employee may receive a refund of any over-withheld amount in cash and will have no entitlement to the Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Stock, for tax purposes, Employee is deemed to have been issued the full number of shares of Stock subject to the vested Performance Stock Units, notwithstanding that a number of the shares of Stock are held back solely for the purpose of paying the Tax-Related Items.
Employee agrees to pay to the Company or the Employer, including through withholding from Employee's wages or other cash compensation paid to Employee by the Company and/or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Employee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Stock or the proceeds of the sale of Stock, if Employee fails to comply with Employee’s obligations in connection with the Tax-Related Items.
Notwithstanding the preceding provisions of this Paragraph 3, Employee’s liability with respect to Tax-Related Items shall be subject to any international tax assignment agreement then in effect between Employee and the Company, the Employer or any of their respective affiliates or any tax policies or procedures applicable to the Employee’s home country, and in the event of any conflict between the terms of this Paragraph 3 and the terms of such international tax assignment agreement or such tax policies or procedures, the terms of such international tax assignment agreement or such tax policies or procedures, as applicable, shall control.
4.    Employment Relationship. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of the Company, a Parent Corporation or Subsidiary of the Company, or a corporation or a Parent Corporation or subsidiary of such corporation assuming or substituting a new award for this Award. Without limiting the scope of the preceding sentence, it is expressly provided that Employee shall be considered to have terminated employment with the Company at the time of the termination of the “Subsidiary” status under the Plan of the entity or other organization that employs Employee. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, or its delegate, as appropriate, and its determination shall be final.
5.    Committee’s Powers. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee or, to the extent delegated, in its delegate pursuant to the terms of the Plan or resolutions adopted in furtherance of the Plan, including, without limitation, the right to make certain determinations and elections with respect to the Performance Stock Units.
6.    Data Privacy Notice and Consent. Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Employee’s personal data as described in this Agreement and any other Performance Stock Unit grant materials by and among, as applicable, Employee’s employer, the Company, and its Subsidiaries for the exclusive purpose of implementing, administering and managing Employee’s participation in the Plan.
Employee understands that the Company and Employer may hold certain personal information about Employee, including, but not limited to, Employee’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all Performance Stock Units or any other entitlement to Stock awarded, canceled, vested, unvested or outstanding in Employee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). Employee understands that Data will be transferred to Morgan Stanley Smith Barney or such other stock plan service provider as may be selected by the Company in the future which is assisting the Company with the implementation, administration and management of the Plan. Employee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Employee’s country. Employee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting Employee’s local human resources representative. Employee authorizes the Company, Morgan Stanley Smith Barney and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering, and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form for the sole purpose of implementing, administering and managing Employee’s participation in the Plan. Employee understands that Data will be held only as long as is necessary to implement, administer and manage Employee’s participation in the Plan. Employee understands that he or she may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Employee’s local human resources representative. Further, Employee understands that he or she is providing the consents herein on a purely voluntary basis. If Employee does not consent, or if Employee later seeks to revoke his or her consent, Employee's employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing Employee's consent is that the Company would not be able to grant to Employee Performance Stock Units or other equity awards or administer or maintain such awards. Therefore, Employee understands that refusal or withdrawal of consent may affect Employee’s ability to participate in the Plan. For more information on the consequences of Employee’s refusal to consent or withdrawal of consent, Employee understands that Employee may contact Employee’s local human resources representative.

Finally, upon request of the Company or the Employer, Employee agrees to provide an executed data privacy consent form (or any other agreements or consents that may be required by the Company and/or the Employer) that the Company and/or the Employer may deem necessary to obtain from the Employee for the purpose of administering the Employee's participation in the Plan in compliance with the data privacy laws in his or her country, either now or in the future. The Employee understands and agrees that he or she will not be able to participate in the Plan if the Employee fails to provide any such consent or agreement requested by the Company and/or the Employer.

7.    Nature of Grant. By accepting the grant of the Performance Stock Units, the Employee acknowledges, understands and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the grant of Performance Stock Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future awards of Performance Stock Units, or benefits in lieu of Performance Stock Units even if Performance Stock Units have been awarded in the past;
(c)    all decisions with respect to future Performance Stock Units or other grants, if any, will be at the sole discretion of the Company;
(d)    the grant of Performance Stock Units and Employee’s participation in the Plan will not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any Subsidiary of the Company and shall not interfere with the ability of the Employer to terminate Employee’s employment or service relationship (if any);
(e)    Employee’s participation in the Plan is voluntary;
(f)    the Performance Stock Units and the Stock underlying the Performance Stock Units, and the income and value of the same, are not intended to replace any pension rights or compensation;
(g)    the Performance Stock Units and the Stock underlying the Performance Stock Units, and the income and value of the same, are not part of normal or expected compensation or salary for any purpose, including but limited to, calculation of any severance, resignation, termination, redundancy or end-of-service payments, holiday-pay, bonuses, long-service awards, leave-related payments, pension or retirement benefits, or similar mandatory payments;
(h)    the future value of the Stock is unknown, indeterminable and cannot be predicted with certainty;
(i)    no claim or entitlement to compensation or damages shall arise from forfeiture of Performance Stock Units resulting from Employee ceasing to provide employment or other services to the Company or the Employer (for any reason whatsoever, and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Employee is employed or the terms of Employee's employment agreement, if any);
(j)    in the event of termination of Employee’s employment or other services (for any reason whatsoever, whether or not later found to be invalid, or in breach of employment laws in the jurisdiction where Employee is employed or the terms of Employee's employment agreement, if any), unless otherwise provided in this Agreement or determined by the Company, Employee’s right to vest in the Performance Stock Units under the Plan, if any, will terminate effective as of the date that Employee is no longer actively providing services and will not be extended by any notice period (e.g., active services would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Employee is employed or the terms of Employee's employment agreement, if any); the Committee shall have the exclusive discretion to determine when Employee is no longer actively providing services for purposes of the Award (including whether Employee may still be considered to be providing services while on an approved leave of absence);
(k)    unless otherwise provided in the Plan or by the Company in its discretion, the Performance Stock Units and the benefits evidenced by this Agreement do not create any entitlement to have the Performance Stock Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company;
(l)    unless otherwise agreed with the Company, the Performance Stock Units and the Stock underlying the Performance Stock Units, and the income and value of the same, are not granted as consideration for, or in connection with, services Employee may provide as a director of a Subsidiary; and
(m)    neither the Company, the Employer nor any Subsidiary of the Company shall be liable for any foreign exchange rate fluctuation between Employee's local currency and the United States Dollar that may affect the value of the Performance Stock Units or of any amounts due to Employee pursuant to the settlement of the Performance Stock Units or the subsequent sale of any shares of Stock acquired upon settlement.
8.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Employee's participation in the Plan, or Employee's acquisition or sale of the underlying shares of Stock. Employee should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
9.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.
10.    Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Stock, the Company shall not be required to deliver any shares issuable upon settlement of the Performance Stock Units prior to the completion of any registration or qualification of the shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. Employee understands that the Company is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, Employee agrees that the Company shall have unilateral authority to amend the Plan and the Agreement without Employee's consent to the extent necessary to comply with securities or other laws applicable to issuance of shares.
11.    Other Agreements. The terms of this Agreement shall be subject to, and shall not modify, the terms and conditions of any employment, severance, and/or change-in-control agreement between the Company (or a Subsidiary) and Employee concerning equity-based awards (“Other Agreement”), except that, notwithstanding anything in such Other Agreement to the contrary, any normal retirement age of 65 or other retirement-based vesting provisions in such Other Agreement shall be of no force or effect for purposes of the vesting of these Performance Stock Units.
12.    Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, U.S.A., except to the extent that it implicates matters that are the subject of the General Corporation Law of the State of Delaware, which matters shall be governed by the latter law notwithstanding any conflicts of laws principles that may be applied or invoked directing the application of the laws of another jurisdiction. Exclusive venue for any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it or arising from it, or dispute resolution proceeding arising hereunder for any claim or dispute, the parties hereby submit to and consent to the sole and exclusive jurisdiction of Houston, Harris County, Texas, notwithstanding any conflicts of laws principles that may direct the jurisdiction of any other court, venue, or forum, including the jurisdiction of Employee’s home country.
13.    Language. If Employee has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different from the English version, the English version will control.
14.        Insider Trading/Market Abuse Laws. Employee acknowledges that, depending on Employee’s country of residence or the country of residence of Employee’s broker, Employee may be subject to insider trading restrictions and/or market abuse laws, which may affect Employee’s ability to accept, acquire, sell or otherwise dispose of shares of Stock, rights to shares of Stock (e.g., Performance Stock Units) or rights linked to the value of shares of Stock during such times as Employee is considered to have “inside information” regarding the Company, as defined by the laws or regulations in Employee’s country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders placed by Employee before Employee possessed inside information. Furthermore, Employee could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Keep in mind third parties includes fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Employee acknowledges that it is his or her responsibility to be informed of and compliant with such regulations, and is advised to speak to his or her personal advisor on this matter.
15.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
16.    Severability. If one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Agreement to be construed so as to foster the intent of this Agreement and the Plan.
17.    Section 409A. Notwithstanding anything in this Agreement to the contrary, if any provision in this Agreement would result in the imposition of an applicable tax under Section 409A of the Code and related regulations and United States Department of the Treasury pronouncements (“Section 409A”), that provision will be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect Employee’s rights under this Agreement.
18.    Addendum. Notwithstanding any provision in this Agreement or the Plan to the contrary, the Performance Stock Units shall be subject to the special terms and provisions set forth in the Addendum to this Agreement for Employee’s country. Moreover, if Employee relocates to one of the countries included in the Addendum, the special terms and conditions for such country will apply to Employee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of this Agreement.
19.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Employee’s participation in the Plan, on the Performance Stock Units and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
20.    Waiver. Employee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or any subsequent breach by Employee or any other Employee.
21.    Foreign Asset/Account Reporting, Exchange Control Requirements. Certain foreign asset and/or foreign account reporting requirements and exchange controls may affect Employee’s ability to acquire or hold shares of Stock under the Plan or cash received from participating in the Plan in a brokerage or bank account outside Employee’s country. Employee may be required to report such accounts, assets or transactions to the tax or other authorities in Employee’s country. Employee may also be required to repatriate sale proceeds or other funds received as a result of Employee’s participation in the Plan to Employee’s country through a designated bank or broker and/or within a certain time after receipt. Employee is responsible for complying with any applicable regulations and should consult his or her personal legal and tax advisors for any details.
[Signatures on the following page.]
IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Employee has executed this Agreement, all as of the date first above written.

KBR, INC.

By:

Name: Stuart J. B. Bradie
Title: President and CEO

EMPLOYEE:

Date:

Addendum
KBR, INC.

Terms and Conditions of Performance Stock Unit Grant

SPECIAL PROVISIONS OF PERFORMANCE STOCK UNITS
IN CERTAIN COUNTRIES
This Addendum includes special country-specific terms that apply to residents in countries listed below. This Addendum is part of the Agreement. Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Agreement.
This Addendum also includes information regarding exchange controls and certain other issues of which Employee should be aware with respect to Employee’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of December 2017. Such laws are often complex, change frequently, certain individual exchange control reporting requirements may apply upon vesting of Performance Stock Units and/or sale of Stock and results may be different based on the particular facts and circumstances. As a result, the Company strongly recommends that Employee does not rely on the information noted herein as the only source of information relating to the consequences of Employee’s participation in the Plan because the information may be out of date at the time Employee’s Performance Stock Units vest or Employee sells shares of Stock acquired under the Plan.
In addition, the information is general in nature and may not apply to Employee’s particular situation, and the Company is not in a position to assure Employee of any particular result. Accordingly, Employee should seek appropriate professional advice as to how the relevant laws in Employee’s country may apply to Employee’s situation.
If Employee is a citizen or resident of a country other than the country in which Employee is working, or if Employee transfers employment after the Performance Stock Units are granted to Employee, the information contained in this Addendum for the country Employee works in at the time of grant may not be applicable to Employee and the Company, in its discretion, determines to what extent the terms and conditions contained herein shall be applicable to Employee. If Employee transfers residency and/or employment to another country or is considered a resident of another country listed in the Addendum after the Performance Stock Units are granted to Employee, the terms and/or information contained for that new country (rather than the original grant country) may be applicable to Employee.

AUSTRALIA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Australian Addendum.
Employee’s right to participate in the Plan and receive Performance Stock Units granted under the Plan are subject to an Australian Addendum to the Plan. Employee’s right to receive Performance Stock Units is subject to the terms and conditions as stated in the Australian Addendum, the specific relief instrument granted by the Australian Securities and Investment Commission, the Plan and the Agreement.
Exchange Control Information.
Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. The Australian bank assisting with the transaction will file the report for Employee. If there is no Australian bank involved in the transfer, Employee will have to file the report.
Securities Law Information.
If Employee acquires shares of Stock under the Plan and offers the shares of Stock for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. Employee should obtain legal advice on disclosure obligations prior to making any such offer.
Tax Information.
The Plan is a plan to which subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).
CANADA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Performance Stock Units Payable Only in Stock.
Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement, the award of Performance Stock Units does not provide any right for Employee to receive a cash payment and shall be paid in shares of Stock only.

Foreign Account/Asset Tax Reporting Information.
Employee may be required to report his or her specified foreign property on Form T1135 (Foreign Income Verification Statement) if the total cost of his or her specified foreign property exceeds C$100,000 at any time in the year. Specified foreign property includes shares of Stock acquired under the Plan.
Termination of Employment.
The following provision supplements Paragraph 7(j) of the Agreement:
In the event of Employee’s termination of employment for any reason (whether or not in breach of local labor laws), unless otherwise provided in this Agreement or the Plan, Employee’s right to vest in the Performance Stock Units, if any, will terminate effective as of the date that is the earliest of (1) the date upon which Employee’s employment with the Company or any of its Subsidiaries is terminated; (2) the date Employee is no longer actively providing services to the Company or any of its Subsidiaries; or (3) the date Employee receives written notice of termination of employment from the Employer, regardless of any notice period or period of pay in lieu of such notice required under applicable laws (including, but not limited to statutory law, regulatory law and/or common law); the Committee shall have the exclusive discretion to determine when the Employee is no longer actively employed for purposes of the Performance Stock Units (including whether Employee may be considered to be providing services while on a leave of absence).
Securities Law Information.
Employee is permitted to sell shares of Stock acquired under the Plan through the designated broker appointed under the Plan, if any, provided that the sale of such shares takes place outside Canada through the facilities of a stock exchange on which the shares of Stock are listed (i.e., the New York Stock Exchange).
The following provisions shall apply if Employee is a resident of Quebec:
Data Privacy.
This provision supplements Paragraph 6 of the Agreement:
Employee hereby authorizes the Company and representatives of any Subsidiary to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Employee further authorizes the Company and any Subsidiary and the administrators of the Plan to disclose and discuss the Plan with their advisors. Employee further authorizes the Company and any Subsidiary to record such information and to keep such information in Employee’s file.

Language Consent.
The parties acknowledge that it is their express wish that the Agreement, including this Addendum, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement relatif à la langue utilisée. Les parties reconnaissent avoir expressément souhaité que la convention («Agreement») ainsi que cette Annexe, ainsi que tous les documents, avis et procédures judiciares, éxécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente convention, soient rédigés en langue anglaise.
INDIA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Exchange Control Information.

Employee must repatriate the proceeds from the sale of shares of Stock and any cash dividends paid on such Stock and convert the same into local currency within the period of time required under applicable regulations. Employee will receive a foreign inward remittance certificate (“FIRC”) from the bank where Employee deposits the foreign currency. Employee should maintain the FIRC received from the bank as evidence of the repatriation of the funds in the event that the Reserve Bank of India or the Employer requests proof of repatriation. It is Employee’s responsibility to comply with applicable exchange control laws in India.

Foreign Account/Asset Tax Reporting Information.
Employee is required to declare in his or her annual tax return (a) any foreign assets held by him or her or (b) any foreign bank accounts for which he or she has signing authority.
MEXICO
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Acknowledgement of the Agreement.
In accepting the award of Performance Stock Units, Employee acknowledges that Employee has received a copy of the Plan, has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement. Employee further acknowledges that Employee has read and specifically and expressly approves the terms and conditions of Paragraph 7 of the Agreement, in which the following is clearly described and established:

(1)	Employee’s participation in the Plan does not constitute an acquired right.

(2)	The Plan and Employee’s participation in the Plan are offered by the Company on a wholly discretionary basis.

(3)	Employee’s participation in the Plan is voluntary.

(4)	The Company and its Subsidiaries are not responsible for any decrease in the value of the underlying shares of Stock.
Labor Law Acknowledgement and Policy Statement.
In accepting the award of Performance Stock Units, Employee expressly recognizes that KBR, Inc., with registered offices at 601 Jefferson Street, Suite 3400, Houston, Texas 77002, U.S.A., is solely responsible for the administration of the Plan and that Employee’s participation in the Plan and acquisition of shares of Stock does not constitute an employment relationship between Employee and KBR, Inc. since Employee is participating in the Plan on a wholly commercial basis and Employee’s sole employer is KBR in Mexico (“KBR-Mexico”), not KBR, Inc. in the U.S. Based on the foregoing, Employee expressly recognizes that the Plan and the benefits that Employee may derive from participation in the Plan do not establish any rights between Employee and Employee’s employer, KBR-Mexico, and do not form part of the employment conditions and/or benefits provided by KBR-Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Employee’s employment.
Employee further understands that Employee’s participation in the Plan is as a result of a unilateral and discretionary decision of KBR, Inc.; therefore, KBR, Inc. reserves the absolute right to amend and/or discontinue Employee’s participation at any time without any liability to Employee.
Finally, Employee hereby declares that he or she does not reserve to Employee any action or right to bring any claim against KBR, Inc. for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Employee therefore grants a full and broad release to KBR, Inc., its Subsidiary, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.
Reconocimiento del Convenio.
Aceptando este Premio (Award), el Participante (Employee) reconoce que ha recibido una copia del Plan, que lo ha revisado como así también el Convenio en su totalidad, y comprende y está de acuerdo con todas las disposiciones tanto del Plan como del Convenio. Asimismo, el Participante reconoce que ha leído y específicamente y expresamente manifiesta la conformidad del Participante con los términos y condiciones establecidos en la cláusula 7 de dicho Convenio, en el cual se establece claramente que:

(1)	La participación del Participante en el Plan de ninguna manera constituye un derecho adquirido.

(2)	Que el Plan y la participación del Participante en el mismo es una oferta por parte de KBR, Inc. de forma completamente discrecional.

(3)	Que la participación del Participante en el Plan es voluntaria.

(4)	Que KBR, Inc. y sus Entidades Relacionadas no son responsables por cualquier pérdida en el valor de el Premio y/o Acciones otorgadas mediante el Plan.
Reconocimiento de Ausencia de Relación Laboral y Declaración de la Política.
Aceptando este Premio, el Participante reconoce que KBR, Inc. y sus oficinas registradas en 601 Jefferson Street, Suite 3400, Houston, Texas 77002, U.S.A., es el único responsable de la administración del Plan y que la participación del Participante en el mismo y la adquisicion de Acciones no constituye de ninguna manera una relación laboral entre el Participante y KBR, Inc., toda vez que la participación del Participante en el Plan deriva únicamente de una relación comercial con KBR, Inc., reconociendo expresamente que el único empleador del Participante lo es KBR en Mexico (“KBR-Mexico”), no es KBR, Inc. en los Estados Unidos. Derivado de lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que pudieran derivar del mismo no establecen ningún derecho entre el Participante y su empleador, KBR-México, y no forman parte de las condiciones laborales y/o prestaciones otorgadas por KBR-México, y expresamente el Participante reconoce que cualquier modificación al Plan o la terminación del mismo de manera alguna podrá ser interpretada como una modificación de los condiciones de trabajo del Participante.
Asimismo, el Participante entiende que su participación en el Plan es resultado de la decisión unilateral y discrecional de KBR, Inc., por lo tanto, KBR, Inc. se reserva el derecho absoluto para modificar y/o terminar la participación del Participante en cualquier momento, sin ninguna responsabilidad para el Participante.
Finalmente, el Participante manifiesta que no se reserva ninguna acción o derecho que origine una demanda en contra de KBR, Inc., por cualquier compensación o daño en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia el Participante otorga un amplio y total finiquito a KBR, Inc., sus Entidades Relacionadas, afiliadas, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir.

SAUDI ARABIA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Securities Law Information.

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority.
The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If Employee does not understand the contents of this document, Employee should consult his or her own advisor or an authorized financial advisor.
SINGAPORE
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Securities Law Information.
The grant of Performance Stock Units is being made in reliance of section 273(1)(f) of the Securities and Futures Act (Chap. 289) (“SFA”) for which it is exempt from the prospectus and registration requirements under the SFA and is not made to Employee with a view of the Performance Stock Units being subsequently offered to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Employee should note that the Restricted Share Units are subject to section 257 of the SFA and Employee will not be able to make (i) any subsequent sale of the shares of Stock in Singapore or (ii) any offer of such subsequent sale of the shares of Stock subject to the Restricted Share Units in Singapore, unless such sale or offer in is made (a) more than six months after the Grant Date or (b) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA, or pursuant to, and in accordance with the condition of, any other applicable provisions of the SFA.
Director/CEO Notification Information.
If Employee is the CEO or a director of a Singapore Subsidiary, Employee must notify the Singapore Subsidiary in writing within two business days of Employee receiving or disposing of an interest (e.g., Performance Stock Units, shares of Stock, etc.) in the Company or any Subsidiary or within two business days of Employee becoming the CEO or a director if such an interest exists at the time. This notification requirement also applies to an associate director of the Singapore Subsidiary and to a shadow director of the Singapore Subsidiary (i.e., an individual who is not on the board of directors of the Singapore Subsidiary but who has sufficient control so that the board of directors of the Singapore Subsidiary acts in accordance with the “directions and instructions” of the individual).
UNITED ARAB EMIRATES
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Securities Law Information.
The Plan is only being offered to qualified Employees and is in the nature of providing equity incentives to Employees in the United Arab Emirates (“UAE”). Any documents related to the Plan, including the Plan, Plan prospectus and other grant documents (“Plan Documents”), are intended for distribution only to such Employees and must not be delivered to, or relied on by, any other person. Prospective stockholders should conduct their own due diligence on the securities. If Employee does not understand the contents of the Plan Documents, Employee should consult an authorized financial adviser.

The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any Plan Documents nor taken steps to verify the information set out in them, and thus, are not responsible for such documents.
UNITED KINGDOM
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Withholding of Taxes.
The section supplements Paragraph 3 of the Agreement.

Without limitation to Paragraph 3 of the Agreement, Employee agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Employer, as applicable, or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). Employee also agrees to indemnify and keep indemnified the Company and the Employer, as applicable, for any Tax-Related Items that they are required to pay or withhold or have paid or will pay on Employee’s behalf to HMRC (or any other tax authority or any other relevant authority).

Notwithstanding the foregoing, if Employee is an officer or executive director (as within the meaning of Section 13(k) of the Exchange Act, the terms of the immediately foregoing provision will not apply. In this case, the amount of any income tax not collected within 90 days of the end of the U.K. tax year in which an event giving rise to the Tax-Related Items occurs may constitute a benefit to Employee on which additional income tax and national insurance contributions may be payable. Employee acknowledges that Employee ultimately will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as appropriate) for the value of any national insurance contributions due on this additional benefit. Employee acknowledges that the Company or the Employer may recover any such additional income tax and national insurance contributions at any time thereafter by any of the means referred to in Paragraph 3 of the Agreement.

1